Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM ANNOUNCES FDA 510(K) CLEARANCE OF INNERCOOL’S

RAPIDBLUE™ ENDOVASCULAR SYSTEM

SAN DIEGO, CA – October 20, 2008 – Cardium Therapeutics (AMEX: CXM) and its operating unit InnerCool Therapies, Inc., announced today that it has received 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market the RapidBlue™ System, an endovascular temperature modulation device. InnerCool’s RapidBlue System is a thermal regulating system designed to manage and control patient body temperature. This new system automatically cools or warms patients, as necessary, to quickly and controllably achieve and then maintain a desired body temperature. RapidBlue provides rapid or gradual temperature control for all patient sizes. Its closed loop catheter-based system modulates whole body temperature, without fluid introduction or exchange, by circulating cool or warm saline within the interior of the catheter. RapidBlue is powerful enough to quickly cool awake patients and may eliminate the need to use paralytic agents. The system combines a high-performance programmable console with an enhanced user-friendly interface.

“The FDA’s 510(k) clearance of our new RapidBlue endovascular system represents a key milestone in completing Cardium’s turnaround and strategic repositioning of our InnerCool investment. We believe that the new RapidBlue System is the most powerful and easiest to use endovascular-based system in the world and is the only endovascular temperature modulation system that has obtained both U.S. FDA and European CE mark regulatory clearances as well as UL certification, providing InnerCool with one of many competitive advantages,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium Therapeutics and InnerCool Therapies. “We are continuing to develop new and innovative best-of-class medical devices based on our important technology position and expertise in the growing field of temperature modulation. With both RapidBlue and CoolBlue now completed and cleared, and other potential products in development, we intend to leverage InnerCool’s technology portfolio and broaden access to its products through potential strategic alignments and sales and distribution-related transactions with established companies having larger existing sales forces with a need for new products capable of providing innovative solutions for this emerging market.”

The RapidBlue System powers InnerCool’s low-profile, flexible Accutrol® catheter which can quickly modulate patient core body temperature at cooling rates of 4-5 degrees Celsius per hour or warming rates of 2-3 degrees Celsius per hour. The Accutrol catheter contains an integrated temperature sensor capable of accurately measuring core body temperature to within 0.1 degree Celsius of pulmonary artery temperature. Its novel software control algorithm provides automated and precise body temperature control, eliminating the use of peripheral temperature probes which are generally slow to respond to changes in core body temperature.

Underwriters Laboratories, Inc. (UL) completed a national and international conformity assessment for the RapidBlue System and concluded that it meets all of the applicable requirements of the U.S. (UL 60601-1), Canadian (CSA C22.2 No. 601.1-M90), and European Union (EN60601-1) medical electrical safety standards. In addition, the RapidBlue console passed the stringent UL 471 Standard for commercial refrigerators and freezers. This is believed to be the first and only UL global certification for an endovascular thermal regulating system and further confirms the technology leadership position that InnerCool is establishing with the RapidBlue System.

InnerCool’s RapidBlue™ and CoolBlue™ Temperature Modulation Systems

InnerCool’s RapidBlue system for high-performance endovascular temperature modulation includes a programmable console with an enhanced user-friendly interface and touch panel screen and powers the low profile flexible Accutrol® catheter to quickly modulate patient temperature at cooling rates of 4-5 degrees Celsius per hour or warming rates of 2-3 degrees Celsius per hour. The Accutrol catheter, which has a flexible metallic temperature control element (TCE®) and a built-in temperature feedback sensor to provide fast and precise patient temperature control, can accurately measure core body temperature within 0.1 degree Celsius. Its novel software control algorithm provides automated and precise body temperature control, eliminating the use of peripheral temperature probes which are generally slow in responding to core temperature changes.

The RapidBlue console and Accutrol catheter can quickly and accurately modulate whole body temperature without introducing or exchanging any fluid within the body. The system functions by programmably circulating cold or warm saline in a closed circuit within the catheter to either cool or warm its outer metallic surface, which effectively conducts heat out of or into the surrounding bloodstream. The unique design of InnerCool’s TCE®, which is both thermally conductive and includes alternating surface helices to promote mixing around the TCE, further enhances heat transfer and enables rapid patient temperature modulation, even in obese patients. The catheter and TCE have a covalently-bonded heparin coating for hemo-compatibility and the catheter can be readily inserted intravenously while the patient is in an operating room or intensive care setting without the need for continuous fluoroscopy. The integrated temperature sensor allows for automated temperature management, and also eliminates the need to place bladder or other patient temperature probes which can be slow to react to changes in core body temperature, and may be uncomfortable to the patient and time-consuming to place.

Other currently-marketed endovascular systems rely on plastic-based balloon catheters that are inflated after placement in the bloodstream. Although expansion of the balloons increases their overall surface area for heat transfer, it also tends to make the catheters fairly large and rigid. In addition, they do not contain integrated temperature feedback sensors and heat transfer is limited by the very poor conductive nature of plastic. In terms of performance, a medium-sized balloon-based catheter which inflates to about 8 mm (24 French) has been reported to cool anesthetized intubated (i.e. surgical) patients at a rate of around 1°C per hour. In comparison, InnerCool’s RapidBlue System combines an ultra-thin flexible metallic catheter of only 3.5 mm (10.7 French) or 4.6 mm (14 French) with the potential to achieve cooling rates that are approximately 4-fold faster, i.e. about 1°C per 15 minutes. Rapid cooling is considered to be particularly important for preserving tissue and organ function under conditions of acute ischemia, which result from reduced blood flow to critical tissues and organs.

The RapidBlue System can be used in inducing, maintaining and reversing mild hypothermia in neurosurgical patients, both in surgery and in recovery or intensive care. The system can also be used for cardiac patients in order to achieve or maintain normal body temperatures during surgery and in recovery / intensive care, and as an adjunctive treatment for fever control in patients with cerebral infarction and intracerebral hemorrhage. Potential additional applications of the technology include endovascular cooling for cardiac arrest (resuscitation), acute ischemic stroke, myocardial infarction (heart attack) and trauma.

InnerCool’s CoolBlue™ surface temperature modulation system, which includes a console and a disposable CoolBlue vest with upper thigh pads, is designed to provide a complementary tool for use in less acute patients or in clinical settings best suited to prolonged temperature management. InnerCool’s CoolBlue vest and thigh pads wrap the body without requiring any adhesives to stick to the skin and produce cooling rates of around 1°C per hour, i.e. similar to those of currently-marketed surface cooling systems and endovascular systems using inflatable balloon-based catheters. InnerCool’s CoolBlue external or surface-based temperature modulation system is designed to cool or warm patients from outside of their bodies and is intended for use in less acute settings such as in-hospital fever management.

InnerCool’s CoolBlue nurse-friendly and cost-effective surface temperature modulation system, launched in the U.S. in fourth quarter 2007, is also now available for sale in Europe and Australia through recently-completed distributorship agreements.

About Patient Temperature Modulation

Patient temperature modulation is a rapidly-advancing field focused on preserving ischemic tissue and improving patient outcomes following major medical events such as stroke, cardiac arrest and heart attack, as well as in the management of patients experiencing trauma or fever. Temperature modulation is intended to cool patients in order to reduce cell death and damage caused by ischemic events in which blood flow to critical organs such as the heart or brain is restricted, and to prevent or reduce associated injuries such as adverse neurologic outcomes.

Numerous scientific and medical articles have described the usefulness of temperature modulation, such as induced hypothermia (cooling), which is designed to protect endangered cells, prevent tissue death and preserve organ function following acute events associated with severe oxygen deprivation such as stroke or cardiac arrest. Therapeutic hypothermia is believed to work by protecting critical tissues and organs (such as the brain, heart and kidneys) following ischemic or inflammatory events, by lowering metabolism and preserving cellular energy stores, thereby potentially stabilizing cellular structure and preventing or reducing injuries at the cellular, tissue and organ level. Two international clinical trials on hypothermia after cardiac arrest published in The New England Journal of Medicine demonstrated that induced hypothermia reduced mortality and improved long-term neurological function. Based on these and other results, the American Heart Association (AHA) and the International Liaison Committee on Resuscitation (ILCOR) have issued guidelines recommending that cardiac arrest victims be treated with induced hypothermia.

Ischemic diseases constitute the largest segment of the medical market in the United States and in almost all developed countries worldwide. For example, in the U.S. and other developed countries, an estimated 1.4 million people experience cardiac arrest each year, of which an increasing number (currently about 350,000) survive to receive advanced care. The AHA guidelines now recommend the use of therapeutic cooling as part of the critical care procedures for patients with an out-of-hospital cardiac arrest following ventricular fibrillation. With respect to heart attacks, an estimated 325,000 people in the U.S., and approximately 375,000 people outside the U.S., receive emergency angioplasty or anti-clotting treatment as first-line care. Cardium and InnerCool recently announced the publication of positive preclinical effects of hypothermia following heart attack and a clinical study is now underway at a leading cardiology center in Sweden.

In the area of stroke, approximately 700,000 Americans experience a stroke each year, and a comparable number of patients are affected outside the U.S. Although tissue plasminogen activator (tPA) has been shown to lessen damage associated with a stroke, particularly if it can be administered within three hours of onset, many stroke patients continue to suffer advanced neurologic damage even though they have received tPA. More importantly, most stroke victims do not arrive at the hospital in time to be candidates for tPA. The American Stroke Association (ASA) has now identified the use of therapeutic hypothermia as a promising area of research for the potential treatment of stroke victims, and it is the subject of ongoing clinical studies being sponsored by InnerCool Therapies and supported by the U.S. National Institutes of Health.

For fever control, surface cooling devices are becoming one of several important therapies to help manage patients who experience fevers in association with severe neurologic injuries or other medical conditions. The ASA and the American Association of Neurological Surgeons (AANS), as well as other organizations internationally, now recommend proactive fever reduction following neurological injury. The company estimates that more than 450,000 hospital patients in the U.S. experience neurologic or non-neurologic fever conditions that either require or could benefit from proactive therapies to reduce patients’ body temperatures. Fever patients typically require treatment for multiple days, sometimes as long as a week.

About Cardium

Cardium Therapeutics, Inc. and its subsidiaries, InnerCool Therapies, Inc. and the Tissue Repair Company, are medical technology companies primarily focused on the development, manufacture and sale of innovative therapeutic products and devices for cardiovascular, ischemic and related indications. Cardium’s lead product candidate, Generx™ (alferminogene tadenovec, Ad5FGF4), is a DNA-based growth factor therapeutic being developed for potential use by interventional cardiologists as a one-time treatment to promote and stimulate the growth of collateral circulation in the hearts of patients with ischemic conditions such as recurrent angina. For more information about Cardium and its businesses, products and therapeutic candidates, please visit www.cardiumthx.com or view its 2007 Annual Report at www.cardiumthx.com/flash/pdf/CardiumAR07_Book_FINAL.pdf.

Cardium’s InnerCool Therapies subsidiary is a San Diego-based medical technology company in the emerging field of patient temperature modulation therapy to rapidly and controllably cool the body in order to reduce cell death and damage following acute ischemic events such as cardiac arrest or stroke, and to potentially lessen or prevent associated injuries such as adverse neurological outcomes. For more information about Cardium’s InnerCool subsidiary, including InnerCool’s RapidBlue™ and CoolBlue™ patient temperature modulation systems, please visit www.innercool.com.

Cardium’s Tissue Repair Company subsidiary (TRC) is a San Diego-based biopharmaceutical company focused on the development of growth factor therapeutics for the treatment of severe chronic diabetic wounds. TRC’s lead product candidate, Excellarate™, is a DNA-activated collagen gel for topical treatment formulated with an adenovector delivery carrier encoding human platelet-derived growth factor-BB (PDGF-BB). Excellarate is initially being developed to be administered once or twice for the potential treatment of non-healing diabetic foot ulcers. Other potential applications for TRC’s Gene Activated Matrix™ (GAM™) technology include therapeutic angiogenesis (cardiovascular ischemia, peripheral arterial disease) and orthopedic products, including hard tissue (bone) and soft tissue (ligament, tendon, cartilage) repair. For more information about Cardium’s Tissue Repair Company subsidiary, please visit www.t-r-co.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that FDA, CE Mark or other regulatory clearances or UL or other certifications, or partnering or other distribution agreements or other commercialization efforts will be successful or will effectively accelerate InnerCool’s patient temperature modulation business or market, that product modifications or launches will be successful or that the resulting products will be favorably received in the marketplace, that our products or proposed products will prove to be sufficiently safe and effective, that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive, that results or trends observed in one clinical study will be reproduced in subsequent studies, that third parties on whom we depend will behave as anticipated, or that necessary regulatory approvals will be obtained. Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development, testing and marketing of therapeutic hypothermia devices and the conduct of human clinical trials, including the timing, costs and outcomes of such trials, whether our efforts to launch new devices and systems and expand our markets will be successful or completed within the time frames contemplated, our dependence upon proprietary technology, our ability to obtain necessary funding, regulatory approvals and qualifications, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2008 Cardium Therapeutics, Inc. All rights reserved.

For Terms of Use Privacy Policy, please visit www.cardiumthx.com.

Cardium Therapeutics™ and Generx™ are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™ and Excellarate™

are trademarks of Tissue Repair Company.

InnerCool Therapies®, InnerCool®, Celsius Control System®, RapidBlue™, CoolBlue™. Accutrol®,

Temperature Control Element® and TCE® are trademarks of InnerCool Therapies, Inc.